As filed with the Securities and Exchange Commission on October 2, 2009.
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

F.N.B. CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

FLORIDA	25-1255406
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification Number)
One F.N.B. Boulevard
Hermitage, Pennsylvania 16148
(724) 981-6000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
F.N.B. CORPORATION PROGRESS SAVINGS 401(K) PLAN
(Full Title of Plan)
Stephen J. Gurgovits
President and Chief Executive Officer
F.N.B. Corporation
One F.N.B. Boulevard
Hermitage, Pennsylvania 16148
(724) 981-6000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount	Proposed maximum	Proposed maximum	Amount of
Title of securities	to be	offering price	aggregate	registration
to be registered	registered(1)	per unit(2)	offering price(2)	fee
Common Stock, par value $0.01 per share	2,500,000	$7.07	$17,700,000	$986.27

(1)	In accordance with General Instruction E to Form S-8, these represent additional shares of Common Stock being registered in connection with the Registrant’s Progress Savings 401(k) Plan (the “Plan”). A Registration Statement on Form S-8 (File No. 333-97113) relating to the Plan is currently effective. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such additional shares of common stock of the Registrant, par value $0.01 per share (“Common Stock”) as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions. In addition, pursuant to Rule 416(c) of the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)	Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act, solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on October 1, 2009.

PART II
Item 3. Incorporation of Documents by Reference
Item 6. Indemnification of Directors and Officers
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-15.1
EX-23.1
EX-23.2

EXPLANATORY NOTE
The Registrant is filing this Registration Statement in accordance with General Instruction E of Form S-8 for the purpose of registering an additional 2,500,000 shares of its Common Stock for issuance under the F.N.B. Corporation Progress Savings 401(k) Plan (the “Plan”).
The contents of the Registrant’s Form S-8 Registration Statement previously filed with the Securities and Exchange Commission (the “SEC”) on July 25, 2002 (File No. 333-97113) relating to the Plan is hereby incorporated by reference into this Registration Statement in accordance with General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents previously filed with the Securities and Exchange Commission (the “SEC”) by F.N.B. Corporation (the “Registrant”, SEC File No. 001-31940) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference into this Registration Statement:
•	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 2, 2009;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 11, 2009, as amended by the Report on Form 10-Q/A filed with the SEC on May 21, 2009, and the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 10, 2009;

•	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 14, 2009; January 27, 2009 (two reports); February 11, 2009; February 24, 2009; March 24, 2009; April 23, 2009; May 27, 2009; June 4, 2009; June 11, 2009; June 19, 2009; July 24, 2009; August 25, 2009; September 9, 2009; and September 22, 2009;

•	The Plan’s Annual Report on Form 11-K for the year ended December 31, 2008, filed with the SEC on June 19, 2009; and

•	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed on December 16, 2003, pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.
          All reports or other documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, in each case filed by the Registrant prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, that also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 6. Indemnification of Directors and Officers.
In addition to the indemnification provisions under the Florida Business Corporation Act and the Registrant’s Articles of Incorporation that are discussed in Registrant’s previously filed Form S-8 Registration Statement relating to the Plan (File No. 333-97113) and are incorporated by reference into this Registration Statement, the Registrant’s bylaws provide that, to the fullest extent permitted by law, no director of the Registrant shall be personally liable for monetary damages for any action taken or any failure to take any action. The bylaws further provide that the Registrant shall indemnify any director or officer of the Registrant against expenses, including legal fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit, investigation or proceeding, whether derivative or nonderivative, and whether civil, criminal, administrative or investigative, brought or threatened to be brought against him or her by reason or his or her performance or status as a director or officer of the Registrant, any of its subsidiaries or any other entity in which he or she was serving at the request of the Registrant or in any other capacity on behalf of the Registrant, its parent or any of its subsidiaries if such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
The bylaws further provide that
(i) the Registrant must advance any expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding prior to its final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant; and
(ii) the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Registrant, or is or was serving at the request of the Registrant as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such.
Item 8. Exhibits.

Exhibit
No.	Description of Exhibit

4.1*	F.N.B. Corporation 401(k) Progress Savings Plan, Amended and Restated Effective as of January 1, 2007

4.2	Articles of Incorporation of the Registrant as currently in effect. (Incorporated by reference to Exhibit 3.1. of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006)

4.3	Amended by-laws of the Registrant as currently in effect. (Incorporated by reference to Exhibit 3.1. of the Registrant’s Current Report on Form 8-K filed on December 22, 2008)

15.1*	Acknowledgement Letter of Ernst & Young LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Crowe Horwath LLP

24.1	Power of Attorney (included on signature page hereto)

*	filed herewith
Pursuant to Item 8 of Form S-8, no opinion of counsel is required as to the legality of the shares being registered, as such shares are not original issuance securities.
The Registrant has submitted or will submit the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hermitage, Commonwealth of Pennsylvania, on September 30, 2009.

F.N.B. CORPORATION
By:	/s/ Stephen J. Gurgovits
Stephen J. Gurgovits
President and Chief Executive Officer

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Vincent J. Calabrese and James G. Orie, and each or either of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person’s name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen J. Gurgovits Stephen J. Gurgovits	President and Chief Executive Officer, Director (principal executive officer)	September 30, 2009

/s/ Vincent J. Calabrese Vincent J. Calabrese	Chief Financial Officer and Corporate Controller (principal financial officer and principal accounting officer)	September 30, 2009

/s/ William B. Campbell William B. Campbell	Chairman	September 30, 2009

/s/ Henry M. Ekker Henry M. Ekker	Director	September 30, 2009

/s/ Philip E. Gingerich Philip E. Gingerich	Director	September 30, 2009

/s/ Robert B. Goldstein Robert B. Goldstein	Director	September 30, 2009

/s/ Dawne S. Hickton Dawne S. Hickton	Director	September 30, 2009

Signature	Title	Date

/s/ D. Stephen Martz D. Stephen Martz	Director	September 30, 2009

/s/ Peter Mortensen Peter Mortensen	Director	September 30, 2009

/s/ Harry F. Radcliffe Harry F. Radcliffe	Director	September 30, 2009

/s/ Arthur J. Rooney, II Arthur J. Rooney, II	Director	September 30, 2009

/s/ John W. Rose John W. Rose	Director	September 30, 2009

/s/ Stanton R. Sheetz Stanton R. Sheetz	Director	September 30, 2009

/s/ Earl K. Wahl Earl K. Wahl	Director	September 30, 2009

/s/ William J. Strimbu William J. Strimbu	Director	September 30, 2009

     The Plan
               Pursuant to the requirements of the Securities Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hermitage, Commonwealth of Pennsylvania, on September 30, 2009.

F.N.B. CORPORATION
By:	/s/ Vincent J. Calabrese
Vincent J. Calabrese
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

4.1*	F.N.B. Corporation 401(k) Progress Savings Plan, amended and restated effective as of January 1, 2007

4.2	Articles of Incorporation of the Registrant as currently in effect. (Incorporated by reference to Exhibit 3.1. of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006)

4.3	Amended by-laws of the Registrant as currently in effect. (Incorporated by reference to Exhibit 3.1. of the Registrant’s Current Report on Form 8-K filed on December 22, 2008)

15.1*	Acknowledgement Letter of Ernst & Young LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Crowe Horwath LLP

24.1	Power of Attorney (included on signature page hereto)

*	Filed herewith